Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
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	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
December 13, 2018	Düsseldorf	Rome
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	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
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	Milan	Washington, D.C.

Akebia Therapeutics, Inc.

245 First Street

Cambridge, MA 02142

Re:	Registration Statement on Form S-8; 7,688,508 shares of common stock of Akebia Therapeutics, Inc., par value $0.00001 per share

Ladies and Gentlemen:

We have acted as counsel to Akebia Therapeutics, Inc., a Delaware corporation (“Akebia” or the “Company”), in connection with the registration by the Company of an aggregate of 7,688,508 shares of common stock of the Company, par value $0.00001 per share (the “Akebia Shares”) pursuant to the terms of that certain Agreement and Plan of Merger dated as of June 28, 2018, as amended on October 1, 2018, by and among the Company, Keryx Biopharmaceuticals Inc., a Delaware corporation (“Keryx”), and Alpha Therapeutics Merger Sub Inc., a Delaware corporation (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company assumed the Keryx Biopharmaceuticals, Inc. 1999 Share Option Plan (as amended, the “1999 Plan”), the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan (as amended, the “2004 Plan”), the Keryx Biopharmaceuticals, Inc. 2007 Incentive Plan (the “2007 Plan”), the Keryx Biopharmaceuticals Inc. Amended and Restated 2013 Incentive Plan (the “2013 Plan”) and the Keryx Biopharmaceuticals, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) (collectively, the “Keryx Plans”). In addition, the Company maintains the Akebia Therapeutics, Inc. 2014 Incentive Plan (as amended, the “Akebia Plan” and together with the Keryx Plans, the “Equity Plans”), under which outstanding unvested restricted stock units are issuable pursuant to the Merger Agreement. The Akebia Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2018 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issue of the Akebia Shares.

December 13, 2018

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Akebia Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company for legal consideration (not less than par value) in the circumstances contemplated by the respective Equity Plans, assuming in each case that the individual grants or awards under the respective Equity Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the respective Equity Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Akebia Shares will have been duly authorized by all necessary corporate action of the Company, and the Akebia Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP